As filed with the Securities and Exchange Commission on October 8, 1999.

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                              2092 Gaither Road
Delaware                   Rockville, Maryland 20850             52-1837515
                               (301) 296-2300
(State or other    (Address of principal executive offices)  (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)
                           Inverse Network Technology
             1996 Stock Option Plan, Assumed by Visual Networks, Inc.
                            (Full title of the plan)

                                                   Copy to:
PETER J. MINIHANE                                  NANCY A. SPANGLER, ESQ.
Executive Vice President,                          Piper & Marbury L.L.P.
Chief Financial Officer and Treasurer              1200 Nineteenth Street, N.W.
Visual Networks, Inc.                              Washington, D.C. 20036-2430
2092 Gaither Road                                  (202) 861-3900
Rockville, Maryland  20850
(301) 296-2300
(Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM          PROPOSED MAX
   TITLE OF SECURITIES          AMOUNT TO BE       OFFERING PRICE          -IMUM AGGREGATE            AMOUNT OF
     TO BE REGISTERED           REGISTERED(1)        PER SHARE(2)         OFFERING PRICE(2)      REGISTRATION FEE(2)
   ------------------           -------------     -----------------       ----------------       -------------------

Common Stock (par value            410,620             $3.665               $1,505,113.64             $418.42
$.01 per share)
Inverse Network Technology
1996 Stock Option Plan
--------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Inverse Network Technology 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated pursuant to Rule 457(h) on the basis of a weighted average exercise price of $3.665 per share.

     This Registration Statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933 (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Visual Networks, Inc. (the "Company" or the "Registrant") are hereby incorporated by reference in this Registration Statement:

          (1) The   Company's  Annual  Report  on  Form 10-K for  the year ended
December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (2) The Company's Current Report on Form 8-K filed October 8, 1999 pursuant to Section 13 of the Exchange Act.

         (3) The Company's Schedule 14A Definitive Proxy Statement for the 1999 Annual Meeting of Stockholders filed on April 30, 1999, pursuant to Section 14 of the Exchange Act.

         (4) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed January 30, 1998 pursuant to section 12(g) of the Exchange Act.

         (5) The Company's Quarterly Report on Form 10-Q for the 3 months ended June 30, 1999, filed pursuant to Section 13 of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.   Not   applicable.   The  class of
securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the General Corporation Law of Delaware ("GCLD"), Section Twelve of the Amended and Restated Certificate of Incorporation (the "Certificate") of Visual Networks, Inc. (the "Corporation") provides for indemnification of directors and officers of the Corporation, as follows:

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or had agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Also, the Corporation's By-Laws contain indemnification procedures that implement the indemnification provisions of the Restated Certificate of Incorporation. The GCLD permits a corporation to indemnify its directors and officers, among others, against judgments, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe that such conduct was unlawful.

         As  permitted  by  the  GCLD,   Section  Seven  of  the   Corporation's
Certificate   provides  for   limitation   of  liability  of  directors  of  the
Corporation, as follows:

         No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.           EXHIBITS.  See Exhibit Index.

ITEM 9.           UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 8th day of October, 1999.

                                     VISUAL NETWORKS, INC.


                                     By:        /s/ Scott E. Stouffer
                                           ---------------------------------
                                           Scott E. Stouffer, President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below in so signing also makes, constitutes and appoints Scott E. Stouffer, Peter J. Minihane and Nancy A. Spangler and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement on Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                               Title                                              Date

  /s/ Scott E. Stouffer                    Chairman of the Board of Directors,                       October 8, 1999
-------------------------------           President and Chief Executive Officer
      Scott E. Stouffer                       (Principal Executive Officer)


  /s/ Peter J. Minihane                     Executive Vice President, Chief                          October 8, 1999
-------------------------------             Financial Officer and Treasurer
      Peter J. Minihane                 (Principal Accounting and Financial Officer)


                                                        Director
-------------------------------
      Grant G. Behrman


 /s/  Marc F. Benson                                    Director                                     October 8, 1999
-------------------------------
      Marc F. Benson


  /s/ Theodore R. Joseph                                Director                                     October 8, 1999
--------------------------------
      Theodore R. Joseph


  /s/  Ted H. McCourtney                                Director                                     October 8, 1999
--------------------------------
       Ted H. McCourtney


                                                        Director
--------------------------------
        Thomas A. Smith


    /s/ William J. Smith                                Director                                     October 8, 1999
--------------------------------
        William J. Smith

                                  EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------

4.1 Agreement and Plan of Merger among the Registrant, Visual Acquisitions Two, Inc. and Inverse Network Technology, dated September 15, 1999 (incorporated by reference to Registrant's Current Report on Form 8-K filed on October 8, 1999).

4.2            By-Laws   (incorporated   by  reference   to  the   Corporation's
               Registration   Statement  on  Form  S-1,  as  amended  (File  No.
               333-41517)).

5.1 Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel) as to the legality of securities being registered.

10.1 Inverse Network Technology 1996 Stock Option Plan, Assumed by Visual Networks, Inc.

23.1           Consent of Counsel (contained in Exhibit 5.1).

23.2           Consent of Independent Accountants.

24.1           Power of Attorney (included in signature pages).